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                                                                       EXHIBIT 5


THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS DEBENTURE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. HOLDER SHOULD BE AWARE THAT HOLDER MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER OF THIS DEBENTURE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE MAKER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                             HYBRID NETWORKS, INC.

                   4% Convertible Class B Debenture due 2009

$1,000                                                         September 9, 1999

     Hybrid Networks, Inc., a corporation duly organized and existing under the laws of Delaware, and its permitted successors and assigns (herein called the "Company"), for value received, hereby promises to pay to the order of Sprint Corporation, a Kansas corporation, and its successors and assigns (the "Holder"), the principal sum of ONE THOUSAND DOLLARS ($1,000) on September 9, 2009, together with any interest accrued and unpaid as of such date, on the terms and conditions set forth herein.

Section I      Term and Payment.  During the term of this Debenture, the unpaid
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principal amount hereof shall bear interest at the rate of 4% per annum, on a
360 days basis, actual days elapsed, which shall be payable in full at maturity or upon conversion.

Section II     Conversion Rights.
               -----------------

     A.        General. The Holder shall, at any time from the date hereof, have
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the right to convert the entire principal amount of this Debenture into fully paid and nonassessable (except as otherwise provided by law) shares of Series J Preferred Stock, par value $1.00 per share ("Preferred Stock"), at the rate of one share of Preferred Stock for each $1.00 principal amount of Debenture. Such conversion right shall be exercised by the surrender of the Debenture to the Company, accompanied by written notice that the Holder elects to convert the Debenture and specifying the name or names (with address) in which a certificate or certificates for Preferred Stock are to be issued.

     B.        Issuance of Preferred Stock; Time of Conversion.  As promptly as
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practicable after the surrender, as herein provided, of this Debenture for conversion, the Company
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shall deliver to the Holder a certificate or certificates representing the number of fully paid and nonassessable (except as otherwise provided by law) shares of Preferred Stock of the Company into which this Debenture may be converted. Subject to the following provisions of this Debenture, such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Debenture shall have been surrendered for conversion.

If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

     C.        Accrued Interest. Upon conversion, any unpaid interest, accrued
               ----------------
to the date of conversion of such Debenture, shall be paid in cash.

     D.        No Impairment. The Company will not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Debenture and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against impairment.

     E.        Reservation of Stock Issuable Upon Conversion. The Company shall
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at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock solely for the purpose of effecting the conversion of this Debenture such number of its shares of Preferred Stock as shall be sufficient to effect the conversion of the Debenture; and if at any time the number of authorized but unissued shares of Preferred Stock shall not be sufficient to effect such conversion, in addition to such other remedies as shall be available to Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes.

     F.        Notices.  Any notice required by the provisions of this Debenture
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shall be deemed given, with respect to Holder, (1) upon personal delivery to
Holder, (2) on the third business day after deposit in United States mail, postage prepaid and addressed to Holder at Holder's address appearing on the records of the Company on or at such other address as Holder may designate by advance notice in accordance with this Section II.F or (3) upon confirmed receipt by Holder of a facsimile transmission addressed to Holder and sent to Holder's fax number indicated for such holder in the records of the Company, or to such other fax number as Holder may designate by advance notice in accordance with this Section II.F.

     G.        Taxes and Charges. The issuance of certificates for shares of
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Preferred Stock upon the conversion of the Debenture shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates or the

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securities represented thereby, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder.

Section  III   Miscellaneous.
               --------------

     A.        Amendments; Governing Law Etc. This Debenture may be amended only
               -----------------------------
by a writing signed by the Company and the Holder. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. All covenants and agreements in this Debenture by the Company shall bind its successors and assigns, whether so expressed or not. In case any provision in this Debenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware. If any action or proceeding shall be brought by the Holder in order to enforce any right or remedy under this Debenture, the Company hereby consents and submits to the jurisdiction of the courts of the State of Delaware and of any Federal court sitting in the State of Delaware.

               No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, herein prescribed or to convert this Debenture as provided herein.

     B.        Other.  The Company waives presentment for payment, protest,
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notice of protest and notice of prepayment of this Debenture. The Company agrees to reimburse Holder for all its reasonable costs and expenses, including reasonable attorneys' fees, in connection with the enforcement of this
Debenture, whether or not any suit is instituted. Should suit be commenced to collect this Debenture or any portion thereof, such sum as the court may deem reasonable shall be added hereto as attorneys' fees, including any fees awarded on any appeal. The term "suit" as used herein includes any action before any
                         ----
United States Bankruptcy Court.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the date first specified above.


                                      HYBRID NETWORKS, INC.


                                      By: /s/ Carl S. Ledbetter
                                         --------------------------------
                                         Carl S. Ledbetter, Chairman
                                         and Chief Executive Officer

                                         [CORPORATE SEAL]

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